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                                                                   Exhibit 10.26

                           CHANGE IN CONTROL AGREEMENT



         This Agreement entered into as of the 29th day of November, 2001, by and between Security Capital Group Incorporated, a Maryland corporation (the "Company"), and Anthony R. Manno, Jr. (the "Executive").

         WHEREAS, the Company wishes to assure itself of the continuity of the Executive's services in the event of any actual change in control of the Company; and

         WHEREAS, the Company and the Executive are parties to a Change in Control Agreement, dated as of May 18, 1999 (the "Prior Agreement"), which Prior Agreement will be terminated and superseded by this Agreement; and

         WHEREAS, the Company and the Executive accordingly desire to enter into this Agreement on the terms and conditions set forth below;

         NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, it is hereby agreed by and between the parties as follows:

         1.   Term of Agreement. The "Term" of this Agreement shall commence on
              -----------------
         the date hereof and shall continue through December 31, 2003; provided, however, that on such date and on each December 31 thereafter, the Term of this Agreement shall automatically be extended for one additional year unless, not later than the preceding January 1 either party shall have given notice that such party does not wish to extend the Term; and provided, further, that if a Change in Control (as defined in paragraph 3 below) shall have occurred during the original or any extended Term of this Agreement, the Term of this Agreement shall continue for a period of twenty-four calendar months beyond the calendar month in which such Change in Control occurs.

         2.   Employment After a Change in Control. If the Executive is in the
              ------------------------------------
employ of the Company on the date of a Change in Control, the Company hereby agrees to continue the Executive in its employ for the period commencing on the date of the Change in Control and ending on the last day of the Term of this Agreement. During the period of employment described in the foregoing provisions of this paragraph 2 (the "Employment Period"), the Executive shall hold such position with the Company and exercise such authority and perform such executive duties as are commensurate with the Executive's position, authority and duties immediately prior to the Change in Control. The Executive agrees that during the Employment Period the Executive shall devote full business time exclusively to the executive duties described herein and perform such duties faithfully and efficiently; provided, however, that nothing in this Agreement shall prevent the Executive from voluntarily resigning from employment upon 60 days' written notice to the Company under circumstances which do not constitute a Termination (as defined below in paragraph 5).

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         3.   Change in Control. For purposes of this Agreement, a "Change in
              -----------------
Control" means the happening of any of the following:

         a. the stockholders of the Company approve a definitive agreement to merge the Company into or consolidate the Company with another entity, sell or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation, provided that if the merger, consolidation, sale of assets or liquidation is not consummated for any reason, then no Change in Control shall be deemed to have occurred, and further provided, that if the merger, consolidation, sale of assets or liquidation is consummated, then a Change in Control shall be deemed to have occurred as of the date of the shareholder vote approving the transaction; provided, however, that a Change in Control shall not be deemed to have occurred by reason of a transaction, or a substantially concurrent or otherwise related series of transactions, upon the completion of which 50% or more of the beneficial ownership of the voting power of the Company, the surviving corporation or corporation directly or indirectly controlling the Company or the surviving corporation, as the case may be, is held by the same persons (as defined below) (although not necessarily in the same proportion) as held the beneficial ownership of the voting power of the Company immediately prior to the transaction or the substantially concurrent or otherwise related series of transactions, except that upon the completion thereof, employees or employee benefit plans of the Company may be a new holder of such beneficial ownership; provided, further, that a transaction with an "Affiliate" of the Company (as defined in the Securities Exchange Act of 1934, as amended (the "Exchange Act")) shall not be treated as a Change in Control; or

         b. the "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act) of securities representing 50% or more of the combined voting power of the Company is acquired, other than from the Company, by any "person" as defined in Sections 13(d) and 14(d) of the Exchange Act (other than by an Affiliate or any trustee or other fiduciary holding securities under an employee benefit or other similar stock plan of the Company); or

         c. at any time during any period of two consecutive years, individuals who at the beginning of such period were members of the Board of Directors of the Company cease for any reason to constitute at least a majority thereof (unless the election, or the nomination for election by the Company's stockholders, of each new Director was approved by a vote of at least two-thirds of the Directors still in office at the time of such election or nomination who were Directors at the beginning of such period).

         4.   Compensation During the Employment Period. During the Employment
              -----------------------------------------
Period, the Executive shall be compensated as follows:

         a. the Executive shall receive an annual salary which is not less than his annual salary immediately prior to the Employment Period and shall be eligible to receive an

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

            increase in annual salary which is not materially less favorable to the Executive than increases in salary granted by the Company for executives with comparable duties;

         b. the Executive shall be eligible to participate in short-term and long-term cash-based incentive compensation plans which, in the aggregate, provide bonus opportunities which are not materially less favorable to the Executive than the greater of (i) the opportunities provided by the Company for executives with comparable duties; and
            (ii) the opportunities provided to the Executive under all such plans in which the Executive was participating prior to the Employment Period;

         c. the Executive shall be eligible to participate in stock option, performance awards, restricted stock and other equity-based incentive compensation plans on a basis not materially less favorable to the Executive than that applicable (i) to the Executive immediately prior to the Employment Period or (ii) to other executives of the Company with comparable duties; and

         d. the Executive shall be eligible to receive employee benefits (including, but not limited to, tax-qualified and nonqualified savings plan benefits, medical insurance, disability income protection, life insurance coverage and death benefits) and perquisites which are not materially less favorable to the Executive than (I) the employee benefits and perquisites provided by the Company to executives with comparable duties or (ii) the employee benefits and perquisites to which the Executive would be entitled under the Company's employee benefit plans and perquisites as in effect immediately prior to the Employment Period.

         5.   Termination. For purposes of this Agreement, the term
              -----------
"Termination" shall mean termination of the employment of the Executive during the Employment Period (i) by the Company (or by the successor to the Company as provided in paragraph 17, or by an affiliate of the Company, which for purposes of this Agreement shall mean any entity controlled by, or under common control with, the Company), for any reason other than death, Disability (as defined below), or Cause (as described below), or (ii) by resignation of the Executive upon the occurrence of one of the following events:

         a. a significant change in the nature or scope of the Executive's authorities or duties from those described in paragraph 2 above, a breach of any of the subparagraphs of paragraph 4 above, or the breach by the Company of any other provision of this Agreement (after written notice of such breach by the Executive and the failure by the Company to cure such breach within 30 days of receipt of notice by the Company of such breach);

         b. the relocation of the Executive's office to a location more than fifty miles from the location of the Executive's office immediately prior to the Employment Period;

         c. a reasonable determination by the Executive that, as a result of a Change in Control and a change in circumstances thereafter significantly affecting the nature and scope of Executive's authorities and duties from those described in paragraph 2 above, the

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

            Executive is unable to exercise the authorities, powers, functions or duties associated with the Executive's position as contemplated by paragraph 2 above; or

         d. the failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement as contemplated in paragraph 17 below.

         The date of the Executive's Termination under this paragraph 5 shall be the date specified by the Executive or the Company, as the case may be, in a written notice to the other party complying with the requirements of paragraph 13 below. For purposes of this Agreement, the Executive shall be considered to have a "Disability" during the period in which the Executive is unable, by reason of a medically determinable physical or mental impairment (determined by a physician selected by the Executive), to engage in the material and substantial duties of his regular occupation, which condition is expected to be permanent. For purposes of this Agreement, the term "Cause" means, in the reasonable judgment of the Board of Directors of the Company, (i) the willful and continued failure by the Executive to substantially perform the Executive's duties with the Company after written notification by the Company, (ii) the willful engaging by the Executive in conduct which is demonstrably injurious to the Company, monetarily or otherwise, or (iii) the engaging by the Executive in egregious misconduct involving serious moral turpitude. For purposes of this Agreement, no act, or failure to act, on the Executive's part shall be deemed "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that such action was in the best interest of the Company.

         6. Severance Payments. Subject to the provisions of paragraph 9 below,
            ------------------
in the event of a Termination described in paragraph 5 above, in lieu of the amount otherwise payable under paragraph 4 above, the Executive shall continue to receive medical insurance, disability income protection, life insurance coverage and death benefits and perquisites in accordance with subparagraph 4(d) above for a period of 24 months after the date of Termination, and shall be entitled to a lump sum payment in cash no later than ten business days after the date of Termination equal to the sum of:

         a. the Executive's unpaid salary, accrued vacation pay and unreimbursed business expenses through and including the date of Termination;

         b. an amount equal to two times the Executive's annual salary rate in effect immediately prior to the date of Termination;

         c. an amount equal to two times the greater of (a) the target bonus for the year in which termination occurs, or (b) the actual bonus paid in the year prior to the year in which termination occurs; provided that such bonus amount shall be annualized if the Executive was not employed by the Company for the whole of such performance period. If any portion of such bonus payment is deferred, the determination of the bonus shall be made based on what the bonus amount would have been for the applicable period in the absence of such deferral; and

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         d. an amount equal to the pro-rata target bonus for the year in which termination occurs based on the number of days the Executive is employed in the year in which termination occurs.

         7.   Make-Whole Payments. Subject to the last three sentences of this
              -------------------
paragraph 7, if any payment or benefit to which the Executive is entitled, whether under this Agreement or otherwise, in connection with a Change in Control or the Executive's termination of employment (a "Payment") is subject to any tax under section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), or any similar federal or state law (an "Excise Tax"), the Company shall pay to the Executive an additional amount (the "Make Whole-Amount") which is equal to (i) the amount of the Excise Tax, plus (ii) the aggregate amount of any interest, penalties, fines or additions to any tax which are imposed in connection with the imposition of such Excise Tax, plus (iii) all income, excise and other applicable taxes imposed on the Executive under the laws of any Federal, state or local government or taxing authority by reason of the payments required under clause (i) and clause (ii) and this clause (iii). Such Make Whole-Amount will not be paid to the Executive if the Payment is less than 10 percent above the maximum amount that may be paid without incurring Excise Tax. In the event that the Payment is greater than the maximum amount that may be paid without incurring Excise Tax, but less than 10 percent greater than the maximum amount, then the Payments shall be capped at the maximum amount that may be paid without incurring Excise Tax. In such event, the cash severance payments provided in paragraph 6 above and/or the outplacement services provided in paragraph 8 below, at the Executive's election, shall be reduced to a level that results in the total Payment being equal to the maximum amount that may be paid without incurring Excise Tax.

         a. For purposes of determining the Make-Whole Amount, the Executive shall be deemed to be taxed at the highest marginal rate under all applicable local, state, federal and foreign income tax laws for the year in which the Make-Whole Amount is paid. The Make-Whole Amount payable with respect to an Excise Tax shall be paid by the Company coincident with the Payment with respect to which such Excise Tax relates.

         b. All calculations under this paragraph 7 shall be made initially by the Company and the Company shall provide prompt written notice thereof to the Executive to enable the Executive to timely file all applicable tax returns. Upon request of the Executive, the Company shall provide the Executive with sufficient tax and compensation data to enable the Executive or his tax advisor to independently make the calculations described in subparagraph (a) above and the Company shall reimburse the Executive for reasonable fees and expenses incurred for any such verification.

         c. If the Executive gives written notice to the Company of any objection to the results of the Company's calculations within 60 days of the Executive's receipt of written notice thereof, the dispute shall be referred for determination to tax counsel selected by the independent auditors of the Company ("Tax Counsel"). The Company shall pay all reasonable fees and expenses of such Tax Counsel. Pending such determination by Tax Counsel, the Company shall pay the Executive the Make-Whole Amount as determined by it in good faith. The Company shall pay the Executive any additional amount determined by Tax Counsel to be due under this paragraph 7 (together with

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

            interest thereon at a rate equal to 120% of the Federal short-term rate determined under section 1274(d) of the Code) promptly after such determination.

         d. The determination by Tax Counsel shall be conclusive and binding upon all parties unless the Internal Revenue Service, a court of competent jurisdiction, or such other duly empowered governmental body or agency (a "Tax Authority") determines that the Executive owes a greater or lesser amount of Excise Tax with respect to any Payment than the amount determined by Tax Counsel.

         e. If a Taxing Authority makes a claim against the Executive which, if successful, would require the Company to make a payment under this paragraph 7, the Executive agrees to contest the claim, with counsel reasonably satisfactory to the Company, on request of the Company subject to the following conditions:

               (i) The Executive shall notify the Company of any such claim within 10 days of becoming aware thereof. In the event that the Company desires the claim to be contested, it shall promptly (but in no event more than 30 days after the notice from the Executive or such shorter time as the Taxing Authority may specify for responding to such claim) request the Executive to contest the claim. The Executive shall not make any payment of any tax which is the subject of the claim before the Executive has given the notice or during the 30-day period thereafter unless the Executive receives written instructions from the Company to make such payment together with an advance of funds sufficient to make the requested payment plus any amounts payable under this paragraph 7 determined as if such advance were an Excise Tax, in which case the Executive will act promptly in accordance with such instructions.

               (ii) If the Company so requests, the Executive will contest the claim by either paying the tax claimed and suing for a refund in the appropriate court or contesting the claim in the United States Tax Court or other appropriate court, as directed by the Company; provided, however, that any request by the Company for the Executive to pay the tax shall be accompanied by an advance from the Company to the Executive of funds sufficient to make the requested payment plus any amounts payable under this paragraph 7 determined as if such advance were an Excise Tax. If directed by the Company in writing the Executive will take all action necessary to compromise or settle the claim, but in no event will the Executive compromise or settle the claim or cease to contest the claim without the written consent of the Company; provided, however, that the Executive may take any such action if the Executive waives in writing his right to a payment under this paragraph 7 for any amounts payable in connection with such claim. The Executive agrees to cooperate in good faith with the Company in contesting the claim and to comply with any reasonable request from the Company concerning the contest of the claim, including the pursuit of administrative remedies, the appropriate forum for any

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                    judicial proceedings, and the legal basis for contesting the claim. Upon request of the Company, the Executive shall take appropriate appeals of any judgment or decision that would require the Company to make a payment under this paragraph
                    7. Provided that the Executive is in compliance with the provisions of this section, the Company shall be liable for and indemnify the Executive against any loss in connection with, and all costs and expenses, including attorneys' fees, which may be incurred as a result of, contesting the claim, and shall provide to the Executive within 30 days after each written request therefore by the Executive cash advances or reimbursement for all such costs and expenses actually incurred or reasonably expected to be incurred by the Executive as a result of contesting the claim.

         f. Should a Tax Authority finally determine that an additional Excise Tax is owed, then the Company shall pay an additional Make-Up Amount to the Executive in a manner consistent with this paragraph 7 with respect to any additional Excise Tax and any assessed interest, fines, or penalties. If any Excise Tax as calculated by the Company or Tax Counsel, as the case may be, is finally determined by a Tax Authority to exceed the amount required to be paid under applicable law, then the Executive shall repay such excess to the Company within 30 days of such determination; provided that such repayment shall be reduced by the amount of any taxes paid by the Executive on such excess which is not offset by the tax benefit attributable to the repayment.

         8.   Outplacement Services. If the Executive's Termination occurs
              ---------------------
during the Employment Period, at the election of the Executive, the Company shall provide the Executive with outplacement service of an experienced firm selected by the Company and acceptable to the Executive located not more than fifty miles from the location of Executive's office immediately prior to the Employment Period, provided that the cost of such services shall not exceed $20,000 and such services shall not extend beyond 24 months from Executive's Termination

         9.   Withholding.  All payments to the Executive under this Agreement
              -----------
will be subject to all applicable withholding of state and federal taxes.

         10.  Confidentiality, Non-Solicitation and Non-Competition.  The
              -----------------------------------------------------
Executive agrees that:

               a. Except as may be required by the lawful order of a court or agency of competent jurisdiction, or except to the extent that the Executive has express authorization from the Company, the Executive agrees to keep secret and confidential indefinitely all non-public information concerning the Company or any affiliate thereof which was acquired by or disclosed to the Executive during the course of the Executive's employment with the Company or any affiliate thereof, and not to disclose the same, either directly or indirectly, to any other person, firm or business entity or to use it in any way.

               b. While the Executive is employed by the Company or any affiliate and for a period of one year after the date of the Executive's Termination, the Executive covenants and agrees that Executive will not, whether for Executive or for any other person, business, partnership, association, firm, company or corporation, initiate contact with, solicit, divert or take away any of the customers (entities or individuals from which the Company or any of its affiliates receives rents or payment for services) of the Company or any affiliate thereof or employees of the Company or any affiliate thereof in existence from time to time during Executive's employment with the Company or any affiliate thereof and at the time of such initiation, solicitation or diversion.

               c. While the Executive is employed by the Company or any affiliate thereof, the Executive covenants and agrees that Executive will not, directly or indirectly, engage in, assist, perform services for, plan for, establish or open, or have any financial interest (other than (i) ownership of 1% or less of the outstanding stock of any corporation listed on the New York or American Stock Exchange or included in the National Association of Securities Dealers Automated Quotation System or (ii) ownership of securities in any entity affiliated with the Company) in any person, firm, corporation, or business entity (whether as an employee, officer, director of consultant) that engages in an activity which is the same as, similar to, or competitive with, the Company or any affiliate thereof.

         11.  Arbitration of All Disputes. Any controversy or claim arising out
              ---------------------------
of or relating to this Agreement or the breach thereof shall be settled by arbitration in Chicago, Illinois, in accordance with the laws of the State of Illinois, by three arbitrators appointed by the parties. If the parties cannot agree on the appointment of the arbitrators, one shall be appointed by the Company and one by the Executive and the third shall be appointed by the first two arbitrators. If the first two arbitrators cannot agree on the appointment of a third arbitrator, then the third arbitrator shall be appointed by the Chief Judge of the United States Court of Appeals for the Seventh Circuit. The arbitration shall be conducted in accordance with the rules of the American Arbitration Association, except with respect to the selection of arbitrators which shall be as provided in this paragraph 11. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. In the event that it shall be necessary or desirable for the Executive to retain legal counsel or incur other costs and expenses in connection with enforcement of his rights under this Agreement, the Company shall pay (or the Executive shall be entitled to recover from the Company, as the case may be) his reasonable attorneys' fees and costs and expenses in connection with enforcement of his rights (including the enforcement of any arbitration award in court). Payments shall be made to the Executive at the time such fees, costs and expenses are incurred. If, however, the arbitrators shall determine that, under the circumstances, payment by the Company of all or a part of any such fees and costs and expenses would be unjust, the Executive shall repay such amounts to the Company in accordance with the

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order of the arbitrators. Any award of the arbitrators shall include interest at a rate or rates considered just under the circumstances by the arbitrators.

         12.  Mitigation and Set-Off. The Executive shall not be required to
              ----------------------
mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise. The Company shall not be entitled to set off against the amounts payable to the Executive under this Agreement any amounts owed to the Company by the Executive, any amounts earned by the Executive in other employment after termination of his employment with the Company, or any amounts which might have been earned by the Executive in other employment had he sought such other employment.

         13.  Notices. Any notice of Termination of the Executive's employment
              -------
by the Company or the Executive for any reason shall be upon no less than 15 days'and no greater than 45 days' advance written notice to the other party. Any notices, requests, demand and other communications provided for by this Agreement shall be sufficient if in writing and if sent by registered or certified mail to the Executive at the last address he has filed in writing with the Company or, in the case of the Company, to the attention of the Secretary of the Company, at its principal executive offices.

         14.  Non-Alienation. The Executive shall not have any right to pledge,
              --------------
hypothecate, anticipate or in any way create a lien upon any amounts provided under this Agreement; and no benefits payable hereunder shall be assignable in anticipation of payment either by voluntary or involuntary acts, or by operation of law. Nothing in this paragraph shall limit the Executive's rights or powers to dispose of his property by will or limit any rights or powers which his executor or administrator would otherwise have. This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, and legatees. If the Executive should die while any amount is still payable to the Executive hereunder had the Executive continued to live, all such amounts shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee, or if there is no such designee, to the Executive's estate.

         15.  Governing Law.  The provisions of this Agreement shall be
              -------------
construed in accordance with the laws of the State of Illinois, without application of conflict of laws provisions there under.

         16.  Amendment. This Agreement may be amended or canceled by mutual
              ---------
agreement of the parties in writing without the consent of any other person and, so long as the Executive lives, no person, other than the parties hereto, shall have any rights under or interest in this Agreement or the subject matter hereof.

         17.  Successors to the Company. This Agreement shall be binding upon
              -------------------------
and inure to the benefit of the Company and any successor of the Company. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no succession had taken place.

         18.  Employment Status. Nothing herein contained shall be deemed to
              -----------------
create an employment agreement between the Company and the Executive, providing for the employment of the Executive by the Company for any fixed period of time. The Executive's employment with the Company is terminable at will by the Company or the Executive and each shall have the right to terminate the Executive's employment with the Company at any time, with or without Cause, subject to (i) the notice provisions of paragraphs 2, 5 and 13, and (ii) the Company's obligation to provide severance payments as required by paragraph 6. Upon a termination of the Executive's employment prior to the date of a Change in Control, there shall be no further rights under this Agreement.

         19.  Termination of Prior Agreement. The Prior Agreement is hereby
              ------------------------------
terminated and of no further force and effect.

         20.  Severability.  In the event that any provision or portion of this
              ------------
Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect.

         20.  Counterparts.  This Agreement may be executed in two or more
              ------------
counterparts, any one of which shall be deemed the original without reference to the others.

         IN WITNESS WHEREOF, the Executive has hereunto set his hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name and on its behalf, all as of the day and year first above written.

                                            ------------------------------------
                                            Anthony R. Manno, Jr.



                                            SECURITY CAPITAL GROUP
                                            INCORPORATED

                                            ------------------------------------
                                            Jeffrey A. Klopf
                                            Senior Vice President and Secretary

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